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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this amendment no. 1 to registration statement (registration no. 333-39033) on Form S-4 of our report dated February 7, 1997, on our audits of the consolidated financial statements and the consolidated financial statement schedules of Global Marine Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.

Houston, Texas
February 3, 1998